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                                                                    EXHIBIT 23.3

                                 [LETTERHEAD OF]
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

                                919 THIRD AVENUE
                               NEW YORK 10022-3897

                                      -----

                               TEL: (212) 735-3000
                               FAX: (212) 735-2000




                                   May 7, 1998


Central Parking Finance Trust
c/o Central Parking Corporation
2401 21st Avenue South, Suite 200
Nashville, Tennessee 37212

Central Parking Corporation
2401 21st Avenue South, Suite 200
Nashville, Tennessee 37212

Re: Central Parking Finance Trust;
Central Parking Corporation
Offering of 5.25% Convertible Trust Issued
Preferred Securities

Ladies and Gentlemen:

         Reference is made to the appended opinion, dated March 18, 1998 (the "Opinion"), related to the issuance of 5.25% Convertible Trust Issued Preferred Securities of Central Parking Finance Trust (the "Trust") and of 5.25% Convertible Subordinated Debentures due April 1st, 2028 of Central Parking Corporation to the Trust. By this letter, we authorize you to rely upon the Opinion for purposes of filing the Registration Statement on Form S-3 for the Preferred Securities and consent to the filing of the Opinion as an exhibit to such Registration Statement.

                                                 Very truly yours,